UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 30, 2007 ( March 27, 2007 )
(Date of Earliest Event Reported)

m-Wise, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-106160 (Commission File Number)	11-3536906 (I.R.S. Employer Identification No.)

3 Sapir Street, Herzeliya Pituach, Israel 46852
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972-73-2620000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S ACCOUNTANT

On March 27, 2007 SF Partnership, LLC resigned as our auditor. SF Partnership, LLC no longer felt that it could meet our audit needs. SF Partnership’s resignation was accepted and ratified by our Board of Directors as of March 27, 2007. As a result, we have retained Davis Accounting Group, LLC, to serve as our independent auditor and will report on our financial statements.

From the date of SF Partnership’s engagement, through the date of their resignation, we had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing cope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in their report. In addition, during that time period, no “reportable events” occurred, as described in Item 304(a)(1)(iv) of Regulation S-B.

We requested that SF Partnership furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the response we received is filed as Exhibit 16.1 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	EXHIBITS

16.1 Letter from SF Partnership, dated March 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

m-WISE, INC.

/s/ Mordechai Broudo
Mordechai Broudo Chairman

March 30, 2007